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                                                                EXHIBIT 10.7(A)

         RESOLVED, that the Automatic Data Processing, Inc. 1990 Key Employees' Stock Option Plan be amended by adding the following language at the end of
    Section 9 thereof:

              "Notwithstanding the foregoing or any other provisions of the Plan, the Committee may in the applicable award agreement evidencing an option granted under the Plan or at any time thereafter provide that options granted hereunder which are not intended to qualify as Incentive Options may be transferred without consideration by the grantee, subject to such rules as the Committee may adopt to preserve the purposes of the Plan, to:

              (i) the grantee's spouse, children or grandchildren (including adopted and stepchildren and grandchildren) (collectively, the "Immediate Family")
              (ii) a trust solely for the benefit of the grantee and his or her
                   Immediate Family;
             (iii) a partnership or limited liability company whose only partners or shareholders are the grantee and his or her Immediate Family members; or
              (iv) ,if and when, and to the extent, permitted by applicable law, charitable trust; designated by the grantee;

              (each transferee described in clauses (i), (ii) and (iii) above is hereinafter referred to as a "Permitted Transferee"); provided that the grantee gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the grantee in writing that such a transfer would comply with the requirements of the Plan and any applicable award agreement evidencing the option.

              The terms of any option transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee, except that: (a) Permitted Transferees shall not be entitled to transfer any options, other than by will or the laws of descent and distribution; and (b) Permitted Transferees shall not be entitled to exercise any transferred options unless there shall be in effect a registration statement on an appropriate form covering the shares to be acquired pursuant to the exercise of such option if the Committee determines that such a registration statement is necessary or appropriate."